Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8
(Form Type)

Hanger, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.01 par value	Other	2,787,259(1)	$15.04(2)	$41,920,375.40	.0000927	$3,886.02
Total Offering Amounts					$41,920,375.40		$3,886.02
Total Fee Offsets							$952.33
Net Fee Due							$2,933.69

(1)    The shares of common stock, $0.01 par value per share (“Common Stock”), of Hanger, Inc. (the “Company”) registered hereby consist of (a) 1,960,000 shares reserved for issuance pursuant to the Hanger, Inc. 2022 Omnibus Incentive Plan (the “2022 Plan”), (b) 412,867 shares that remained available for future grants under the Hanger, Inc. 2019 Omnibus Incentive Plan (the “2019 Plan”) when the 2022 Plan was approved and that, under the terms of the 2022 Plan, became available for future grants under the 2022 Plan and (c) 414,392 shares that were subject to outstanding awards under the 2019 Plan when the 2022 Plan was approved but that may become available for grant under the 2022 Plan as a result of future forfeitures. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of Common Stock that may become issuable in accordance with the adjustment and anti-dilution provisions of the 2022 Plan.
(2)    Determined in accordance with Rules 457(c) and 457(h) under the Securities Act, the registration fee calculation is based on the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange on May 16, 2022.
Table 2 – Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claim	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Hanger, Inc.	S-8	333-231610	May, 20, 2019		$952.33	Equity	Common Stock, $0.01 par value	412,867	$7,856,859.01	$952.33